Exhibit 10.26

COLLABORATION AGREEMENT

This Collaboration Agreement (“Agreement”) effective as of October 22, 2013 (the “Effective Date”) is by and among Alphatec Spine, Inc., a California corporation (“Company”), a wholly-owned subsidiary of Alphatec Holdings, Inc., a Delaware corporation (“Holdings”), Elite Medical Holdings, LLC a Nevada limited liability company (“Elite”) and Pac 3 Surgical Products, LLC (“Pac 3”), a Nevada limited liability company (collectively, Elite and Pac 3 shall be referred to as the “Consultant”).

WHEREAS, Consultant has member physicians who possess substantial technical knowledge and expertise in the development of medical devices for orthopedic applications;

WHEREAS, Company desires Consultant to provide consultation services to assist the Company in the development of certain specific products for orthopedic applications as set forth herein; and

WHEREAS, Consultant desires to perform such services for Company on the terms and conditions set forth herein and Company desires to have Consultant perform such services on conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which is acknowledged by the parties hereto, the parties hereby agree as follows.

1.APPOINTMENT OF CONSULTANT.

1.1.    Pursuant to the terms and conditions of this Agreement, Company hereby appoints Consultant to perform development work on all of the Company’s products and products in development (individually a “Product”, and collectively the “Product”) as such services are more fully described in Exhibit A and incorporated by reference herein (the “Services”).

1.2.    Consultant hereby accepts such appointment, and agrees to appoint certain of the physician members (“Physician Consultants”) listed in Exhibit B initially to perform the Services. Collectively, the Physician Consultants and the Consultant shall be referred to as the “Consultant Group”. In the aggregate the Physician Consultants are expected to perform an average of [***] per calendar quarter in the performance of the Services. Within ten (10) business days of completion of the annual fair market value review pursuant to Section 7, Company and Consultant agree to meet and decide whether to adjust up or down the number of hours of Services to be performed by the Physician Consultants in the following year. At all times during the term of this Agreement, the number of Physician Consultants and amount of Services requested by Company shall be determined by the Company in its sole reasonable discretion.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.TERM. This Agreement shall be effective as of the Effective Date and shall continue in force and effect until the third anniversary of the Effective Date.

3.    CONSULTANT OBLIGATIONS.

3.1    During the term of this Agreement the Consultant covenants, and shall cause its member Physician Consultants, to promptly submit to Company all Developed Intellectual Property (as hereinafter defined) that is related to the Products and developed by a Physician Consultant.

3.2    Each material change to a Product and all instrumentation related to a Product that are developed by Consultant, in whole or in part, pursuant to this Agreement shall be included in the definition of a Product.

3.3    During the term of this Agreement, the Consultant covenants to ensure that its Physician Consultants during the term of this Agreement (collectively, the “Development Group”) uses best efforts in the development of Products, including without limitation (i) attending development and/or user group meetings as reasonably requested by the Company; ii) producing deliverables that are related to the development of a Product as reasonably requested by the Company; and (iii) supporting the Company in efforts to obtain regulatory clearances or approvals related to a Product, and (iv) performing those activities set forth on Exhibit A attached hereto.

3.4    Consultant covenants to cause each Physician Consultant listed on Exhibit B hereto, as well as any future Physician Consultants that will perform Services hereunder, to execute a joinder to this Agreement in the form of Exhibit C attached hereto.

3.5    In addition to the other provisions of Services, Consultant covenants to cause no less than seventy five percent (75%) of the Physician Consultants to attend at least [***] of the full-day collaboration meetings scheduled by the Company. One of such collaboration meetings will be held at the Company’s headquarters and one of such collaboration meetings will be held at the site of a national spine industry event.

3PHYSICIAN CONSULTANT QUALIFICATIONS.
4.1    Consultant shall ensure that each Physician Consultant, at all times maintains an unrestricted license to practice medicine in the state in which he/she maintains a medical practice and holds current board certification in orthopedic surgery or neurosurgery.
4.2    Consultant shall immediately notify Company of any of the following events with respect to any of its Physician Consultants:

4.2.1	Has his or her license, board certification, or staff membership or clinical privileges at any hospital is revoked, suspended or materially limited;

4.2.2	Materially breaches or defaults in the due observance or performance of any of his or her duties or obligations under this Agreement, if such default or

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

breach continues for a period of thirty (30) days after delivery of written notice of such default or breach by the Company;

4.2.3	Has his or her right to participate in or bill Medicare or Medicaid revoked, suspended or restricted;

4.2.4	Is convicted of any felony;

4.2.5	Has been sanctioned by any regulatory or enforcement agency for matters concerning his or her provision of patient care;

4.2.6
Is the subject of a credible allegation of fraud, abuse or similar activities that are criminally or civilly proscribed, or enters into a consent decree or other judicial order or administrative settlement with respect to fraud, abuse or similar activities that are criminally or civilly proscribed; or

4.2.7	Is the subject of a professional disciplinary action.
4.3    The Consultant represents and warrants that none of the Physician Consultants are a party to any commitments or obligations inconsistent with this Agreement. During the term of this Agreement each Physician Member shall not enter into any agreement either written or oral in conflict with this Agreement and will arrange to provide the Services in such a manner and at times that the Services will not conflict with his responsibilities under any other agreement, arrangement or understanding or pursuant to any relationship he has at any time with any third party.
4.4    Consultant represents and warrants that each Physician Consultant will meet the qualifications set forth above in this Section 4 throughout the term of this Agreement. Company may immediately cause the removal of any Physician Consultant who, at any time fails to meet these qualifications.
5COMPENSATION.

5.1    As sole consideration for the Services provided hereunder, the Company shall pay to Consultant (or such designee of Consultant as instructed by Consultant), compensation in the form of $8,000,000 of shares of common stock of Holdings (“Consultant Shares”), to be paid as follows, subject to Sections 5.2 and 8 hereof (each a “Consultant Issuance”):

5.1.1	Within ten (10) days of the Effective Date, [***] of Consultant Shares (the “Initial Issuance”);

5.1.2	On the one-year anniversary of the Effective Date, up to [***] of Consultant Shares;

5.1.3	On the two-year anniversary of the Effective Date, up to [***] of Consultant Shares;

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.1.4	On the three-year anniversary of the Effective Date, up to [***] of Consultant Shares (this final payment of shares hereinafter referred to as the “Final Shares”).

The per share price used to determine the number of Consultant Shares issued to Consultant shall be the average of the closing price of Holdings’ common stock on NASDAQ on each of the four days prior to the Effective Date and the Effective Date (the “Per Share Price”). The product of the Per Share Price multiplied by the number of Consultant Shares issued to Consultant shall be referred to herein as the “Total Share Price”.

5.2    For a period commencing on the three-year anniversary of the Effective Date and ending on the four-year anniversary of the Effective Date, the Consultant shall not offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, one-half of the Final Shares paid to it by the Company.

5.3    The Company shall promptly reimburse each Physician Consultant for reasonable out-of-pocket expenses incurred by such Physician Consultant in the performance of the Services; provide that such Physician Consultant first provides documentation requested by the Company supporting any such expenses.

6CONFIDENTIALITY AND OWNERSHIP AND ASSIGNMENT OF INTELLECTUAL PROPERTY, NAME AND LIKENESS.

6.1    For the purposes of this Agreement, “Confidential Information” shall mean all confidential or proprietary materials or information of the Company not generally available to the public, including without limitation, intellectual property, Developed Intellectual Property (as hereinafter defined) data, results, and information regarding the Product, its raw materials, processes, know-how or regulatory filings. The definition of “Confidential Information” shall also include all information relating to the Company’s business, including without limitation, the Company’s manufacturing procedures, know-how, customers, price lists, and the exhibits attached hereto. Consultant agrees to use Confidential Information only as necessary to perform Consultant’s obligations pursuant to this Agreement. Consultant shall keep all Confidential Information strictly secret and confidential and shall not, either during or following the expiration or termination of this Agreement, without Company’s express prior written consent, disclose or divulge the Confidential Information to any third parties or use any such Confidential Information for any other purpose other than the performance of the Consultant’s obligations under this Agreement. Each party agrees that the existence of and the terms of this Agreement shall be deemed to be “Confidential Information” and shall be treated in accordance with Section 6. This obligation of Consultant under this Section 6 shall also apply to each member of Consultant Group, and Consultant shall advise each such member of its obligations hereunder and be fully responsible for each such member’s strict adherence to the terms of this Section 6.

6.2    The obligations of Consultant pursuant to Section 6.1 shall not apply to any Confidential Information which:

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2.1    was previously known to the Consultant as evidenced by the Consultant’s written records;

6.2.2    is disclosed lawfully to the Consultant or enters the public domain via sources rightfully in possession of the Confidential Information and not obligated to keep such information confidential;

6.2.3    is independently developed by the Consultant without reference to or in reliance upon the Confidential Information; or

6.2.4    is required to be disclosed by the Consultant to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the Consultant provides prior written notice of such disclosure to the Company and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

6.3    Any computer programs, blueprints, drawings, data, results, invention (whether patentable or not), trade secrets, techniques, know-how, intellectual property, processes, discoveries or improvements made, conceived or reduced to practice by Consultant, either alone or with others, in connection with his performance under this Agreement (the “Developed Intellectual Property”), are and shall remain the sole property of the Company. Consultant hereby irrevocably assigns to the Company all right, title and interest in and to the Developed Intellectual Property. Consultant agrees to promptly make full disclosure to Company of all Developed Intellectual Property. With respect to all Developed Intellectual Property, the Consultant agrees (i) to promptly disclose the same to the Company; (ii) to execute documents evidencing the rights set forth in this Section 6; and (iii) upon the request of Company and at the sole expense of the Company, to execute all papers necessary and provide such information as may be required by the Company in the preparation and prosecution of any regulatory filings or patent applications.

6.4    The Company shall be considered the sole author of any and all copyrights and copyrightable materials created in connection with the work performed pursuant to this Agreement (the “Copyrights”). To the extent title to any Copyright may not, by operation of law, vest in Company or such materials may not be considered works made for hire, Consultant hereby irrevocably assigns to the Company all right, title and interest in and to such Copyright, and Company shall have the sole right to obtain, and to hold in its name, copyright registrations and such other means of protection as may be appropriate to the subject matter, and any extensions or renewals thereof.

7	COMPLIANCE WITH LAWS
7.1    The parties mutually agree that it is their understanding and intent that this Agreement complies as of the Effective Date with applicable federal and state statutes and regulations. In the event there is a change in such federal or state statutes or regulations, or the interpretation thereof by judicial authority or by a governmental agency authorized to enforce any such statute or regulation (such statutes and regulations, and the interpretation thereof by judicial or relevant governmental authority referred to herein as “Law”), such that the provision of any of the Services or compensation

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

would then be deemed to violate then applicable Law, the parties agree to take no action deemed to be in violation of Law and to enter into good faith negotiations, for such period as the Parties may agree, but for no greater than ninety (90) days (the “Renegotiation Period”), to renegotiate the terms of this Agreement in good faith to restructure their relationship to comply with Law and to fulfill, to the maximum extent possible the legitimate expectations of the parties as of the Effective Date.

7.2    Without limiting the foregoing, during the term of this Agreement the Consultant covenants, and shall cause Physician Consultants to covenant, to develop and promote the Product in strict adherence to (i) regulatory and professional requirements, and all applicable laws, rules, guidelines and regulations including, but not limited to, the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the regulations promulgated thereunder (the "Act"); and (ii) those portions of the Company’s Code of Conduct that address interactions with healthcare professionals (available at: http://atec.client.shareholder.com/documentdisplay.cfm?DocumentID=900) (the "Code of Conduct"). The Consultant agrees to cause Physician Consultants to make such certifications in writing as evidence of such regulatory compliance that may be reasonably requested by the Company, including without limitation that he or she has read and understands the Company’s Code of Conduct and that he or she acknowledges that any violation of the Code of Conduct by him or her shall constitute a material breach of this Agreement.
7.3    Consultant and each Physician Consultant agree and acknowledge that the payment of the Consultant Shares shall constitute a reportable payment for each Physician Consultant pursuant to Section 1128G of the Social Security Act and 42 C.F.R. Parts 402 and 403 (the “Federal Sunshine Act”). To the maximum extent feasible, the Company shall use the Services Reports prepared pursuant to Section 8.1 as the basis for its reporting under the Federal Sunshine Act.
7.4    Consultant and each Physician Consultant agree and acknowledge that nothing in this Agreement shall implicitly or explicitly obligate any Physician Consultant to purchase, use, order, or recommend the Company’s products.

8	VALUATION OF SERVICES
8.1    No later than thirty (30) days prior to [***] of the Effective Date, the Company is entitled to complete the engagement of an independent, third party familiar with the Services similar to those which were provided by Consultant under this Agreement and who is experienced in the valuation of medical devices, for the purpose of evaluating the value of the Services performed and Developed Intellectual Property generated by Consultant under this Agreement and provide a detailed report (each a “Services Report”), in writing, to the Company determining the value of such Services and Developed Intellectual Property, and if applicable the amount of any Value Excess from a prior year.
8.2    In the event that : (i) any Services Report contains a determination that the fair market value of the Services and Developed Intellectual Property provided by Consultant pursuant to this Agreement during the applicable year was less than [***] of the Total Share Price (a “Value Shortfall”); and (ii) the cause for the Value Shortfall was that the Consultant did not adequately perform the Company’s requests for Services, then the Company shall reduce the applicable

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Consultant Issuance (excluding the Initial Issuance) by a number of Consultant Shares (calculated based on the Per Share Price) equal to the amount of the Value Shortfall. In the event of a dispute between the Consultant and the Company with respect to a Services Report, the parties shall submit such dispute to the procedure set forth in Section 12.9.
8.3    Notwithstanding the foregoing, in the event the fair market value of such Services and Developed Intellectual Property for year is greater than one-third of the Total Share Price (a “Value Excess”), the amount of the Value Excess shall be added to the Services Report in the following year. In the event of a dispute between the Consultant and the Company with respect to a Services Report, the parties shall submit such dispute to the procedure set forth in Section 12.9.
9NON-COMPETITION AND NON-SOLICITATION.

9.1    Consultant agrees that for so long as the Company is engaged in development activities relating to the Product, and for an additional period of [***] thereafter, Consultant will not consult or advise any third party in connection with the use, design or improvement of any spine products or other products similar to the Products, without the written prior consent of the Company. This obligation of Consultant under this Section 9.1 shall also apply to each member of Consultant Group that performs services under this Agreement or is the recipient of any Confidential Information, and Consultant shall advise each such member of its obligations hereunder and be fully responsible for each such member’s strict adherence to the terms of this Section 8.1.

9.2    Consultant agrees that for so long as this Agreement is in effect and for an additional period of [***] thereafter, Consultant shall not (i) recruit, solicit or induce, (ii) attempt to recruit, solicit or induce, (iii) encourage any person or entity to recruit, solicit or induce, (iv) encourage any person or entity to attempt to recruit, solicit or induce, any employee, consultant, agent, customer or supplier of the Company to terminate their employment with, or otherwise cease or modify their relationship with the Company, or (iv) intentionally engage in any action that, in the Company’s sole reasonable discretion, has a material adverse effect on the development or sales of the Product.

10INDEMNIFICATION.

10.1     The Company shall indemnify and hold harmless Consultant and his respective successors and assigns (collectively, the “Consultant Indemnified Parties”) against any and all third party claims, suits, actions, and demands, including all damages and collateral damages arising therefrom and reasonable outside attorneys fees and litigation expenses (the “Claims”) to the extent that such Claims relate to (i) the Company’s breach of this Agreement or the negligence or willful misconduct of a Company Indemnified Party (as hereinafter defined); and (ii) the manufacture, promotion, sale or use of any Product sold or distributed by the Company (other than to the extent that such Claim is directly related to an act or omission of the Consultant or any member of the Consultant Group.

10.2     Consultant shall indemnify, defend and hold harmless the Company, its trustees, directors, officers, employees and agents and their respective successors and assigns (collectively, the “Company Indemnified Parties”) against Claims to the extent that such Claims relate to the

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Consultant’s breach of this Agreement or the negligence or willful misconduct of a Consultant Indemnified Party.

10.3     Each party will promptly notify the other of any Claims that may be subject to indemnification under this Agreement. If the party seeking indemnification fails to provide such notice, the other party will be excused from providing indemnity if it does not otherwise have knowledge of such claim and if and to the extent that its position is in fact materially prejudiced by the failure to receive such notice. The indemnifying party may, at its option and at its expense, assume the defense and control of any claim or lawsuit brought against the indemnified party and subject to this indemnity, using counsel selected by the indemnifying party with the consent of the indemnified party, which consent will not be unreasonably withheld. The indemnified party may be represented in such litigation by its own counsel at its own expense. Neither party will enter into any settlement in any matter that is subject to this indemnity without the consent of the other party, which consent will not be unreasonably withheld.

11TERMINATION.

11.1     In the event of a material breach of this Agreement by a party, the party hereto not in breach, in addition to availing itself of remedies provided under applicable law and this Agreement, shall be entitled to terminate this Agreement as follows:

11.1.1    If such material breach occurs prior to the [***] of the Effective Date, the non-breaching party shall be required to deliver [***] written notice to the breaching party providing in detail the basis of the breach.  Upon the receipt of such notice, the breaching party shall have [***] to cure such breach.  In the event that such breach is not cured within [***], then the non-breaching party shall be entitled to terminate this Agreement upon the end of such [***].  In the event that such material breach is of the nature that it cannot be cured within [***], then the non-breaching party shall be entitled to terminate this Agreement by sending notice to the other party. In the event that this Agreement is terminated pursuant to this Section 11.1.1, the Consultant shall be required to return to the Company the value of the Initial Issuance, which is [***], which, at the option of the Consultant may be paid in the form of cash or other assets accepted by the Company, within thirty (30) days of the effective date of such termination.

11.1.2    If such material breach occurs after the [***] of the Effective Date, the non-breaching party shall be required to deliver [***] written notice to the breaching party providing in detail the basis of the breach.  Upon the receipt of such notice, the breaching party shall have[***] to cure such breach.  In the event that such breach is not cured within [***], then the non-breaching party shall be entitled to terminate this Agreement upon the end of such [***].  In the event that such material breach is of the nature that it cannot be cured within [***], then the non-breaching party shall be entitled to terminate this Agreement by sending notice to the other party.

11.2     Pursuant to Section 7.1 of this Agreement, if there is a change in law and the restructuring is not agreed to after good faith negotiations within the Renegotiation Period, this Agreement will terminate at the end of the Renegotiation Period, or sooner upon agreement of the parties.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.3     Upon expiration or termination of this Agreement Consultant shall return to Company all Confidential Information.

12MISCELLANEOUS.

12.1     The parties hereto agree that Consultant and its Physician Consultants are independent contractors and not employees, agents, joint venturers or legal representatives of Company. Consultant shall have no right or authority to create any obligation, warranty, representation or responsibility, express or implied, on behalf of Company or to bind Company in any manner whatsoever. Consultant hereby agrees that it shall be responsible for all Tax obligations it may incur resulting from the compensation paid to Physician Consultants under this Agreement and that it shall report all income received in connection with this Agreement in a manner consistent with applicable laws.

12.2     This Agreement and all rights and obligations hereunder are unique as to Consultant and shall not be assigned in whole or in part by Consultant without the express prior written consent of Company. Company may assign its rights and obligations under this Agreement, provided that Company shall provide written notice of the same to Consultant.

12.3     The parties hereto expressly agree that this Agreement shall be governed by and construed in accordance with the laws of the State of California and the venue of any action brought shall be in the state or federal courts located in San Diego County, California.

12.4     Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by overnight mail via a nationally recognized carrier as follows:

If to Company:

Alphatec Spine, Inc.
    5818 El Camino Real
Carlsbad, CA 92008
    Attn: Legal Department

If to Consultant:

Elite Medical Holdings, LLC
_____________________
_____________________

Pac 3 Surgical Products, LLC
_____________________
_____________________

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Either party hereto may change its address by a notice given to the other party hereto in the manner set forth above. Notices given as herein provided shall be considered to have been given on the business day following the date such notice is accepted by the carrier.

12.5     No oral explanation or oral confirmation by either of the parties hereto shall alter the meaning or interpretation of this Agreement. No amendment, modification or change hereof shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of each of the parties hereto.

12.6     The parties agree that irreparable damage would occur in the event that provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or in California State court, this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree that in the event any such equitable relief is granted in a court of proper jurisdiction, they will not object to courts in other jurisdictions granting provisional remedies enforcing such judgments.

12.7     The parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement that relates to either party’s rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either party may, by written notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Said designated senior officials are as follows:

For Company: Chairman and Chief Executive Officer
For Consultant: Aaron Brown or his designee

In the event the designated senior officials are not able to resolve such dispute within the sixty (60) day period, Section 12.8 shall apply, except with respect to a dispute related to a Service Report, in which case Section 12.9 shall apply.

12.8     Subject to Section 12.7, any dispute, controversy or claim initiated by either party arising out of, resulting from or relating to this Agreement, or the performance by either party of its obligations under this Agreement (other than bona fide third-party actions or proceedings filed or instituted in an action or proceeding by a third party against a party), whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. The party instituting arbitration proceedings hereunder shall give written notice to that effect to the other party. Any such arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in San Diego County, CA. The method and manner of discovery in any such arbitration proceeding shall be governed by the laws of the State of California. The arbitrators shall have the authority to grant injunctions and/or specific performance. Each party shall bear its own costs and expenses related to such arbitration, and the parties shall equally split all abitrators’ and administrative fees. Judgment upon the award so rendered may be entered in any

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, either party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such party, pending the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder..

12.9     Subject to Section 12.7, if the delivery of a Service Report, a dispute arises in connection with such Service Report, and such dispute is not resolved in accordance with Section 11.7, then the following terms and conditions shall apply:

12.9.1    Within thirty (30) days after the end of the discussions between the parties, each party, at its own cost and by giving written notice to the other party, shall appoint an independent third party with at least ten (10) years’ full-time experience in the development and valuation of orthopedic medical devices (the “Expert”), to determine the appropriate amount for the Service Report. If, in the time provided, only one party shall engage an Expert, then such Expert shall determine the appropriate amount of the Service Report. If two Experts are appointed by the parties, then the two Experts shall each independently prepare an appropriate Service Report amount within 30 days after their appointment. Each Expert shall seal its respective Service Report amount after completion. After both Experts are completed, the resulting Service Report amounts shall be opened and compared. If the values of the Service Report amounts differ by no more than twenty percent (20%), then the Service Report amount shall be the average of the two Service Report amounts.

12.9.2    If the Service Report amounts of the Experts differ by more than twenty percent (20%), then within ten (10) days after the date the Service Report amounts are compared, the two Experts selected by the parties shall appoint a third similarly qualified Expert. If the two Experts fail to so select a third Expert, then a third similarly qualified Expert shall be appointed at the request of either party by the then Presiding Judge of the Superior Court of the State of California for the County of San Diego. The two Experts shall each then submit his or her Service Report amount and justification therefore in a written document to the third Expert stating his or her determination of the appropriate Service Report amount (which determination may not be changed from that which was set forth in such Expert’s sealed Service Report amount). The sole responsibility of the third Expert shall be to determine which of the determinations made by the first two Experts is most accurate. The Service Report amount shall be determined by the selection made by the third Expert from the determinations submitted by the first two Experts. The third Expert shall have no right to propose a middle ground or any modification of either of the determinations made by the first two Experts. Each party shall pay fifty percent (50%) of the fees and expenses of, and the cost of appointing, the third Expert.

12.10    This Agreement and the Escrow Agreement are collectively the complete and entire agreement between the parties hereto relating to the subject matter hereof and supersede all prior

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

agreements, understandings or representations, express or implied, between the parties hereto relative to the subject matter hereof.

12.11    In the event any one or more of the provisions of this Agreement shall be deemed by a court of competent jurisdiction or arbitrator to be invalid, unenforceable or illegal in any respect, the validity, enforceability and legality of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.12    The parties hereto agree and acknowledge that this Agreement has been drafted after full and arms-length negotiations and that each party has had access to legal counsel, therefore, the usual rule of contractual construction that all ambiguities shall be construed against the drafting party shall not apply to the interpretation of this Agreement.

12.13    The waiver, express or implied, by either party hereto of any right hereunder or of any failure to perform or breach hereof by the other party hereto shall not constitute or be deemed a waiver of any other right hereunder or any other failure to perform or breach hereof by the other party hereto.

12.14    This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.15    The parties agree that the provisions of Sections 5.2, 6, 7.3, 7.4, 9, 10, 11.3, 12.6, 12.7, 12.8, 12.9, 12.12 and 12.15 shall survive the termination or expiration of this Agreement.

12.16    This Agreement may be executed in one or more counterpart copies, which together shall constitute a single legal document.

[Signature Page Follows]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

ALPHATEC SPINE, INC.

/s/ Les Cross_________________
Les Cross
Chairman and President

ELITE MEDICAL HOLDINGS, LLC

/s/ Aaron Brown______________
Aaron Brown
Chief Executive Officer

PAC 3 SURGICAL PRODUCTS, LLC

/s/ Aaron Brown______________
Aaron Brown
Chief Executive Officer

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

SERVICES

During the term of this Agreement, Consultant agrees to provide at least the following services:

(a)    Provide consultation services to the Company on design enhancements to the Product, including development and design enhancements of accompanying surgical instrumentation and set configuration, and input on surgical techniques and methods for implantation of the Product and instrumentation associated with the Product.

(b)    Upon the Company’s reasonable request, Consultant shall attend development and/or user group meetings related to the Product; participate in the development and evaluation of educational and marketing materials, such as video tapes and written surgical techniques; participate in the Company’s sales training, physical training and national sales meetings; speak with other physicians by telephone, e-mail or in person who wish to consult with Consultant on difficult cases, surgical techniques, Product design rationale or Consultant’s experience related to the Product; and honor the Company’s reasonable requests to participate in activities related to the promotion of the Product.

(c)    Participate at the Company's sponsored meetings and peer review meetings to present clinical feedback related to the Product. Such meetings shall include but are not limited to Company sponsored surgeon education meetings and targeted national meetings.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B
PHYSICIAN CONSULTANTS

[***]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C
FORM OF JOINDER AGREEMENT
The undersigned, in his/her capacity as a Physician Consultant, hereby agrees to be bound by the terms of Sections 6, 8 and 11 of the Collaboration Agreement (the “Collaboration Agreement”), dated September [ ], 2013, by and among Alphatec Spine, Inc., a California corporation and Elite Medical Holdings, LLC, a Nevada limited liability company, and Pac 3 Surgical Products, LLC, a Nevada limited liability company, as if the undersigned were the Consultant (where applicable), as of the date written below. All terms used herein but not defined shall have the meaning assigned to such term in the Collaboration Agreement.

Accepted:
_____________________
Date _______________            Name (printed) ________________

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.